UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2020

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)
001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

211 New Edition Court, Suite 211, Cary, North Carolina, 27511

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2020, Fathom Holdings Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Verus Title Inc., a Delaware corporation (“Verus”) the Yurashevich Community Property Trust of 2016, a community property trust (“Yurashevich Trust”) and the Kaila Family Trust, a revocable living trust (“Kaila” and collectively with Yurashevich Trust, the “Sellers”), and Paul Yurashevich, an individual resident of North Carolina (“Yurashevich”) in his individual capacity as Sellers representative, pursuant to which the Company will acquire all of the outstanding stock of Verus (the “Acquisition”). The Acquisition is expected to close during the fourth quarter of 2020. Capitalized terms not defined herein are defined in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company will pay a purchase price of approximately $700,000 in cash, as adjusted for Closing Cash Adjustments, as well as shares of the Company’s common stock having an aggregate value on the Closing Date of approximately $1.0 million. $90,000 of the cash portion of the purchase price will held back at closing to settle working capital adjustments and indemnity claims made by the Company.

The Purchase Agreement includes customary representations, warranties and covenants of the Company and the Sellers.

Each party’s obligation to consummate the Acquisition pursuant to the Purchase Agreement is subject to customary closing conditions as set out therein, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of the parties; (ii) the performance in all material respects by each of the parties of its covenants and agreements; (iii) receipt of any required regulatory approval and third-party consents; and (iv) the absence of any law or order from any governmental entity prohibiting consummation of the Acquisition.

The Purchase Agreement includes certain termination rights for each of the Company and the Sellers.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

2.1*	Stock Purchase Agreement, dated November 4, 2020, by and among Fathom Holdings Inc., Verus Title Inc., and the sellers named therein.

99.1	Press Release, dated November 5, 2020.

____________

*       The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Purchase Agreement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2020	FATHOM HOLDINGS INC.

/s/ Marco Fregenal
Marco Fregenal
President and Chief Financial Officer